Exhibit 21

SUBSIDIARIES OF REGISTRANT

Name	State or Other Jurisdiction of Incorporation/ Organization	Name Under Which Subsidiary Is Doing Business
Condev Nevada, Inc.	Nevada	Condev Nevada, Inc. and Dillard's
Dillard Store Services, Inc.	Arizona	Dillard Store Services, Inc. and Dillard's
CDI Contractors, Inc.	Arkansas	CDI Contractors, Inc.
CDI Contractors, LLC	Arkansas	CDI Contractors, LLC
Construction Developers, Inc.	Arkansas	Construction Developers, Inc. and Dillard's
Dillard International, Inc.	Nevada	Dillard International, Inc. and Dillard's
Dillard Investment Co., Inc.	Delaware	Dillard Investment Co., Inc.
Dillard's Dollars, Inc.	Arkansas	Dillard's Dollars, Inc. and Dillard's
The Higbee Company	Delaware	The Higbee Company and Dillard's
U. S. Alpha, Inc.	Nevada	U. S. Alpha, Inc. and Dillard's
Dillard Texas, LLC	Texas	Dillard Texas, LLC and Dillard's
Dillard Tennessee Operating Limited Partnership	Tennessee	Dillard Tennessee Operating Limited Partnership and Dillard's
Dillard's Insurance Company Limited	Bermuda	Dillard's Insurance Company Limited
Dillard Texas Four-Point, LLC	Delaware	Dillard Texas Four-Point, LLC and Dillard's
Dillard Texas East, LLC	Delaware	Dillard Texas East, LLC and Dillard's
Dillard Texas South, LLC	Delaware	Dillard Texas South, LLC and Dillard's
Dillard Texas Central, LLC	Delaware	Dillard Texas Central, LLC and Dillard's
DSS Uniter, LLC	Delaware	DSS Uniter, LLC and Dillard's
Higbee Lancoms, LP	Delaware	Higbee Lancoms, LP and Dillard's
Higbee Salva, LP	Delaware	Higbee Salva, LP and Dillard's
Higbee West Main, LP	Delaware	Higbee West Main, LP and Dillard's
Dillard's Properties, Inc.	Delaware	Dillard's Properties, Inc.
West Main GP, LLC	Delaware	West Main GP, LLC
Lancoms GP, LLC	Delaware	Lancoms, GP, LLC
Salva GP, LLC	Delaware	Salva GP, LLC
Higbee Investco, LLC	Delaware	Higbee Investco, LLC